UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2005

ENTERPRISE PRODUCTS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-14323	76-0568219
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 North Loop West, Houston, Texas	77008-1044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (713) 880-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On August 29, 2005, Enterprise Products GP, LLC (“EPD GP”), the general partner of Enterprise Products Partners L.P. (“Enterprise”), amended and restated its limited liability company agreement. A copy of the Third Amended and Restated Limited Liability Company Agreement of EPD GP (the “Amended LLC Agreement”) as adopted is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.03. Capitalized terms used in this Item 5.03 without definitions are used as defined in the Amended LLC Agreement.

On August 19, 2005, Duncan Family Interests, Inc., Dan Duncan LLC and DFI GP Holdings L.P. transferred their respective 85.595%, 4.505% and 9.9% membership interests in EPD GP to Enterprise GP Holdings L.P. (“EPE”), resulting in EPE owning 100% of the membership interests in EPD GP and being the sole Member of EPD GP. As a result of the change in ownership structure from a multi-member to a single-member limited liability company, a number of provisions in EPD GP’s limited liability company agreement were simplified or deleted to address EPD GP’s single member structure. The affected provisions include, but are not limited to, matters related to capital accounts, distributions and tax allocations, certain voting and consent rights of members, certain notice requirements, various tax matters, restrictions on dispositions and other transfers of member interests, confidentiality agreements and other matters.

A number of changes were made in the Amended LLC Agreement related to the board of directors of EPD GP. The existing requirement that directors be provided three days advance notice of any regular or special meeting or any proposal that action by written consent be taken was deleted. The existing provision in EPD GP’s limited liability company agreement requiring that any action taken by written consent of the members of the board of directors be signed by all such members was amended to require that only the requisite number of members of the board of directors that would be required to approve any such action at a meeting of the board of directors sign any such written consent.

A number of changes were made in the Amended LLC Agreement to enhance the provisions in EPD GP’s limited liability company agreement that evidence the separateness of EPD GP (the “Separateness Provisions”) from other persons and entities (“Persons”). The definition of “Special Approval,” which means approval by a majority of the members of the Audit and Conflicts Committee, was revised to add the requirement that at least one of which majority must meet the S&P Criteria. The Separateness Provisions were revised to incorporate a requirement of Special Approval for certain actions. Certain other sections were also revised to now require Special Approval for certain actions, such as Section 4.02 (regarding loans from Members) and Section 6.01 (related to extraordinary transactions).

A number of other changes were made in the Amended LLC Agreement (all of which in the aggregate are immaterial) for the purpose of updating certain information and definitions and providing consistency with the above described changes.

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Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
3.1	Third Amended and Restated Limited Liability Company Agreement of Enterprise Products GP, LLC, dated as of August 29, 2005 (filed herewith).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.

	By:	Enterprise Products GP, LLC, its General Partner

Date: September 1, 2005		By:	/s/ Michael J. Knesek
			Name:	Michael J. Knesek
			Title:	Senior Vice President, Controller and Principal Accounting Officer of Enterprise Products GP, LLC

Signature Page

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Third Amended and Restated Limited Liability Company Agreement of Enterprise Products GP, LLC, dated as of August 29, 2005 (filed herewith).